UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2022

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, West Virginia	26554-2777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	MVBF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors.

On August 25, 2022, Board Chairman David B. Alvarez notified MVB Financial Corp. (the “Company”) of his intent to retire, effective immediately, from the Board of Directors (the “Board”) of the Company, and the Company’s wholly-owned subsidiary, MVB Bank, Inc., as well as the from the boards of the Company’s other indirect subsidiaries on which Mr. Alvarez was a director.

Mr. Alvarez is retiring to focus on other business interests. His retirement is not a result of any disagreement or dispute with the Company on any matter relating to its operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the Board’s election of current director, W. Marston Becker, to succeed Mr. Alvarez as Board Chairman. A copy of the Company’s press release is being furnished as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	MVB Financial Corp. Press Release, dated August 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MVB FINANCIAL CORP.

Date: August 25, 2022	By:	/s/ Donald T. Robinson
Donald T. Robinson
President and Chief Financial Officer